Exhibit 5.12

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Milan, 30 September 2013

To:

Trinseo Materials Operating S.C.A.

1000 Chesterbrook Boulevard, Suite 3000

Berwyn, Pennsylvania 19312

and

Trinseo Materials Finance, Inc.

1000 Chesterbrook Boulevard, Suite 3000

Berwyn, Pennsylvania 19312

(the “Issuers”)

Gentlemen,

Trinseo Materials Operating S.C.A.

and

Trinseo Materials Finance, Inc.

$1,325,000,000

8.750% Senior Secured Notes due 2019

1.	General

We have acted as legal advisers to Styron Italia S.r.l. (“Styron”) in connection with the execution by Styron of a supplemental indenture dated 10 May 2013 (the “Opinion Document”) in connection with the indenture, dated as of 29 January 2013 by and among, inter alia, the Issuers and Wilmington Trust, National Association, as trustee and collateral agent (the “Indenture”).

Terms not otherwise herein defined shall have the same meaning as in the Indenture.

For the purposes of drafting this opinion, we have reviewed:

(i) a copy of the deed of incorporation (atto costitutivo) of Styron;

(ii) a copy of the by-laws (statuto) of Styron;

(iii) a copy of the certificato di iscrizione nella sezione ordinaria issued by the Camera di Commercio of Livorno in relation to Styron dated 17 September 2013 (the “Certificate”);

(iv) a copy of the minutes of the meeting of the shareholders of Styron held on 17 April 2013 approving the transaction contemplated by the Opinion Document to which Styron is a party; and

(v) a copy of the minutes of the meetings of the board of directors of Styron held on 17 April 2013 approving the transaction contemplated by the Opinion Document to which Styron is a party and delegating Mr. Fabio Cataldi and Mr. Giorgio Bettoli to execute the Opinion Document to which Styron is a party in the name and on behalf of Styron;

(vi) a copy of the minutes of the meetings of the board of directors of Styron held on 18 September 2013 confirming the Guarantee (the resolutions under this paragraph (vi) and under paragraphs (iv) and (v) above are collectively referred to as the “Resolutions”).

This opinion speaks exclusively as at 30 September 2013 and is confined to the laws of the Republic of Italy (the “Republic”) as the same are in force and are construed on 30 September 2013 and is given on the basis that it will be governed by and construed with, and any liability which may arise in respect of it is governed by, the laws of the Republic. We neither express nor imply any view or opinion on, or in respect of, the laws of any jurisdiction other than the Republic, and have made no investigation of any other laws which may be relevant to the documents submitted to us or the opinions herein contained. We have assumed that there is nothing in the laws of any jurisdiction outside the Republic which affects this opinion.

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2.	Assumptions

For the purpose of this opinion, we have assumed with your permission:

(i) the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all specimen and/or all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents and the correspondence to the originals of documents delivered to us as final;

(ii) the capacity, power and authority of all the parties to the Opinion Document – excluding Styron – including but not limited to the implementation of all the internal authorisation procedures, in order to validly enter into the Opinion Document and to implement all the obligations deriving to such parties pursuant to the Opinion Document;

(iii) that the Resolutions had been duly passed at properly convened meetings and, together with the relevant by-laws, are in full force and effect;

(iv) the truthfulness and reliability of any statements of directors and/or representatives of Styron certifying or disclosing or otherwise dealing with any matter or fact which is material to the opinions expressed herein;

(v) that there are no facts, circumstances or matters which may be material to the opinions set out herein and which have not been disclosed to us;

(vi) that there have been no facts, circumstances or matters, whether before or after the date of issuance of the Certificate, which render such certificate of incorporation as submitted to us for the purpose of this opinion untrue, inaccurate or misleading;

(vii) that the transactions contemplated by the Opinion Document fall within the corporate purpose of each of the parties to the same and are in the best interest of such parties and thus that a corporate benefit on the part of each of such parties exists; that the directors of Styron had carefully considered the benefit and the interest of Styron, had sufficient knowledge of the transactions contemplated in the Opinion Document, do not have an undisclosed specific own interest in the aforementioned transactions and had resolved upon such transactions in the absence of conflict of interest; and

(viii) that the authorisation to enter into, the execution of, or the fulfilment of the obligations under, the Opinion Document may not be affected by any provision under any law or jurisdiction different from the laws or jurisdiction of the Republic.

3.	Opinion

Based on the above, and subject to the qualifications set out below, we are of the opinion that as of 30 September 2013:

(A) Status: Styron is a limited liability company (società a responsabilità limitata), duly incorporated and validly existing under the laws of the Republic;

(B) Powers and authority: Styron has the corporate power to guarantee the Exchange Notes pursuant to the Opinion Document and has taken all corporate action necessary to authorize the execution and performance of its Guarantee.

4.	Qualifications

The opinion set out in paragraph 3 above is subject to the following qualifications:

(i) the opinions expressed above are based solely upon our examination of a copy of Styron’s atto costitutivo, Styron’s statuto, the Resolutions and the Certificate;

(ii) we do not express any opinion on the tax or fiscal implication of (x) the execution of the Opinion Document or (y) the performance of all actions consequential thereto or (z) any of the transactions contemplated thereby;

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(iii) under general principles of Italian law a corporate resolution can be revoked, challenged or nullified by the same corporate power that took such resolution or by any interested third parties. In our capacity as external legal counsel, we do not express any opinion as to whether any of the corporate resolutions which were provided to us for the purposes of granting this opinion has been so revoked, challenged or nullified;

(iv) by issuing this opinion, we do not assume any obligation to notify or inform you of any developments subsequent to 30 September 2013 that may render its content untrue or inaccurate in whole or in part; and

(v) we do not express any opinion as to the validity, enforceability and/or effectiveness of the provisions of the Opinion Document.

* * *

This opinion is confined to matters of Italian law only.

This opinion is addressed to the Issuers solely for use in connection with the issue of the Exchange Notes.

This opinion may be relied on by Reed Smith LLP in connection with its opinion filed as Exhibit 5.1 to the Form S-4 dated 30 September 2013 prepared by the Issuers in connection with the Exchange Notes (the “Registration Statement”).

This opinion is rendered to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended. This opinion is limited to the matters expressly stated herein and is provided solely for purposes of complying with the requirements of the Securities Act, and no opinions may be inferred or implied beyond the matters expressly stated herein.

We consent to the filing of this opinion with the United States Securities and Exchange Commission as Exhibit 5.12 to the Registration Statement. We also consent to the reference of our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 and Section 11 of the Securities Act or the rules and regulations of the United States Securities and Exchange Commission promulgated thereunder.

Without prejudice to the foregoing, this opinion may not be copied (in full or in part) to, and/or relied upon by, any other person, and neither its contents nor its existence may be disclosed without our written consent.

Yours sincerely

CHIOMENTI Studio Legale

/s/ CHIOMENTI Studio Legale

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